Exhibit 10.1

Second Addendum to Lease dated April 1, 2003 by and between Enterprise Informatics, Inc. (“Lessee”) and Mesa Ridge Center, LLC (“Lessor”) at 10052 Mesa Ridge Court, San Diego, Ca  92121.

1.           Reduced Premises:  The Premises known as Suite 100 shall consist of 6,996 rentable square feet on the first floor as shown in Exhibit A of this Second Amendment to Lease.

2.           Term:  The Term of the Lease for the Reduced Premises shall be from July 1, 2007 and expire on June 30, 2012.

3.	Base Rent: The Monthly Base Rent shall be as follows:

July 1, 2007 – June 30, 2008                                                                $13,642.20 plus separately metered electrical ($1.95 RSF)
July 1, 2008 – June 30, 2009                                                                $14,119.67 plus separately metered electrical ($2.02 RSF)
July 1, 2009 – June 30, 2010                                                                $14,626.53 plus separately metered electrical ($2.04 RSF)
July 1, 2010 – June 30, 2011                                                                $15,111.36 plus separately metered electrical ($2.16 RSF)
July 1, 2011 – June 30, 2012                                                                $15,640.25 plus separately metered electrical ($2.24 RSF)

4.	Lessee’s Share of Operating Expenses: Lessee’s share shall be fifteen and six tenths percent (15.6%). 2007 shall be utilized as the new base year for operating expense increases.

5.	Vehicle Parking: Twenty-seven (27) spaces.

6.  Tenant Improvements:  Lessor shall pay for the cost of demising the space including separating the HVAC and electrical.  Lessor shall also remove the walls and provide glass sidelights according to the Exhibit A Floor Plan. Lessor and Lessee shall split the cost of replacing up to 3,000 square feet of carpeting. Lessee shall be responsible for any additional improvements within their Premises.

7.           Lessee’s Termination Payment:  Lessor agrees to remit to Lessee upon Lessee’s vacating the previously occupied 5,196 rentable square feet the sum of $11,476.38 which represents the proportionate share of the termination payment retained by Lessor pertaining to the space being retained by Lessee.

8.           Option to Renew:  Lessor does not have an Option to Extend the lease.

Lessor: Mesa Ridge Center, LLC		Lessee: Enterprise Informatics Inc.

By:	/s/George R. Percy	By:	/s/ Alan Kiraly
Print Name:	George R. Percy	Print Name:	Alan Kiraly
Title:	Prncipal	Title:	CEO
Date:	June 14, 2007	Date:	June 14, 2007